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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      November 19, 1997

                             PAYLESS CASHWAYS, INC.
             (Exact name of registrant as specified in its charter)

             Iowa                        1-8210                   42-0945849
(State or other jurisdiction     (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

       Two Pershing Square, 2300 Main Street,
       P.O. Box 419466, Kansas City, Missouri                 64141-0466
      (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:      (816) 234-6000

                                       N/A
         (Former name or former address, if changed since last report.)


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ITEM 3:  Bankruptcy or Receivership.

         The United States Bankruptcy court for the Western District of Missouri (the "Court") confirmed the Payless Cashways, Inc. (the "Company") First Amended Plan of Reorganization, as modified on October 9, 1997 (the "Plan"), on November 19, 1997. The effective date of the Plan is expected to be on or around December 2, 1997. The following summary of the Plan omits certain information set forth in the Plan. Any statements contained herein concerning the Plan are not necessarily complete, and in each such instance reference is made to the Plan, a copy of which is incorporated herein by reference to the Company's Quarterly
Report on Form 10-Q for the quarter ended August 30, 1997. Each such statement is qualified in its entirety by such reference.

         At the current time there are 39,964,041 shares of Company stock issued and outstanding. Upon implementation of the Plan, the Company will issue 20,000,000 shares of newly reorganized Payless common stock (the "New Common Stock"). The Plan generally provides for the following: (I) The secured bank group (the "Existing Lenders") under the existing credit agreement (the "Amended Credit Agreement") will receive (a) payment of accrued interest, fees and expenses, (b) Net Cash Proceeds (as defined in the Plan) from the sale of certain collateral securing the Amended Credit Agreement and the collection of certain promissory notes pledged to the Existing Lenders, (c) their allocable portion of $278.1 million of new term notes (the "New Term Notes") under a secured term loan facility to take effect upon emergence from Chapter 11 (the "Term Facility") and (d) an estimated 10,730,671 shares of New Common Stock (equivalent to approximately 53.7% of the shares of the newly reorganized Company expected to be outstanding upon emergence from Chapter 11 (the "Effective Date")), of which 460,000 shares will be distributed to the lenders providing a revolving credit facility to supply working capital financing to take effect upon emergence from Chapter 11 (the "Exit Facility") in consideration for their commitment to provide the Exit Facility. The New Term Notes will be subject to a scheduled amortization of an aggregate of $3 million per year and shall be prepaid in the amount of any dispositions or realizations on certain collateral. In addition, the Term Facility will be prepaid from an annual cash flow sweep of 65% of excess cash flow (as defined in the Term Facility). The New Term Notes will also contain covenants and other provisions consistent with the Exit Facility. (II) The holders of notes under the existing loan facility with the Prudential Insurance Company of America (the "Prudential Loan Facility") will receive new notes (the "New Notes") pursuant to a new loan facility in the amount of the existing notes plus accrued interest. These New Notes will bear interest at a rate of LIBOR plus 4.0% per annum, mature seven years from the Effective Date, will amortize at a rate of $4 million per year, subject to adjustment for asset sales proceeds applied as a credit toward the scheduled amortization, and will be secured by the same collateral that secures the existing Prudential Loan Facility. (Subsequent to July 21, 1997, Prudential sold its interest in these notes to UBS Mortgage Finance, Inc.) (III) The Company will enter into a loan agreement with the financial institutions which were party to a synthetic lease facility, providing for payment by the Company of $16 million, at an interest rate of LIBOR plus 3.5%, with a maturity of 54 months, with principal installments aggregating $1 million the first year, and thereafter quarterly installments of approximately $1 million secured by a first mortgage on the three remaining synthetic lease store sites. In addition, the loan agreement contains various financial incentives for prepayment of the loan prior to matutiy. The balance of these financial institutions' claims, approximately $15.4 million, will be treated as a general unsecured claim. (IV) Unsecured claims against the Company of vendors and suppliers for goods delivered and services rendered prior to the Petition Date, claims in respect of the Senior Subordinated Notes, contingent unliquidated claims and claims for damage arising from the rejection by the Company pursuant to Section 365 of the Bankruptcy Code of executory contracts and unexpired leases (collectively, "General Unsecured Claims") will receive their pro rata share of 8,269,329 shares or approximately 41.3% of the shares of the newly reorganized Company expected to be outstanding. (V) Holders of issued and outstanding shares of existing preferred stock will receive their pro rata share of 600,000 shares of New Common Stock (3% of the shares of the newly

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reorganized  Company  expected to be  outstanding).  (VI)  Holders of issued and outstanding shares of existing common stock will receive their pro rata share of 400,000 shares of New Common Stock (2% of the shares of the newly reorganized Company expected to be outstanding). In addition, any stock options relating to existing preferred stock and common stock will be canceled on the Effective Date.

         Fractional shares of New Common Stock will not be issued to creditors or shareholders in connection with the Plan. In addition, no distribution of less than $5.00 will be made for fractional share interests. As a result of these provisions, equity security holders holding less than 100 shares of existing common stock will receive no distribution of New Common Stock and may not receive any cash under the Plan.

         For financial information regarding the assets and liabilities of the Company refer to the Company's Quarterly Report on Form 10-Q for the quarter ended August 30, 1997. The Company's most recent Monthly Operating Report, filed with the Court on November 17, 1997, reflects that the total assets of the Company were $1,243,804 and total liabilities were $1,046,595 as of November 1, 1997, before the application of "fresh start" reporting. "Statement of Position 90-7" of the American Institute of Certified Public Accountants adopted by the Company provides that the emergence from the Chapter 11 proceeding will result in the creation of a new reporting entity without any accumulated deficit and with the Company's assets and liabilities restated to their fair values, under so-called "fresh start" reporting. The impact of fresh start reporting will be dependent on the terms of the Plan and the fair values of assets and remaining liabilities at such time. The Company believes that the present aggregate carrying value of goodwill and land, buildings and equipment exceed the fair value of such assets and, as a result, write-downs in the carrying value of such assets will likely be required as a part of fresh start reporting, although the amounts of such write-downs are not presently determinable.


ITEM 7:  Financial Statements and Exhibits

         (a)      Financial Statements of Business acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                   2.1 First Amended Plan of Reorganization, as modified on October 9, 1997 (incorporated herein by reference to Exhibit 2.1 filed as part of the Company's Quarterly Report on Form 10-Q for the quarter ended August 30,
                           1997).

                  99.1     Press Release dated November 19, 1997.





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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PAYLESS CASHWAYS, INC.


Dated:  November 26, 1997      By:  /s/ Stephen A. Lightstone
                                  ----------------------------------------------
                                    Stephen A. Lightstone, Senior Vice President
                                    Finance and Chief Financial Officer
                                    (Principal Financial Officer and Principal
                                    Accounting Officer)